EXHIBIT 23.1



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2001 appearing in the Annual Report on Form 10-KSB of Hydro Environmental Resources, Inc. for the period ended December 31, 2000 and to the reference to us under the heading "Experts" in such Registration Statement.




/S/ Cordovano and Harvey, P.C.
CORDOVANO AND HARVEY, P.C.
Certified Public Accountants
Denver, Colorado

October 19, 2001